UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

November 16, 2006

MOBILEPRO CORP.
_________________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817
_________________
(Address of principal executive offices) (Zip Code)

(301) 315-9040
_________________
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 16, 2006 the Registrant (“Mobilepro”) received net proceeds of $1,092,750 as partial funding of the second of three tranches to be paid by Cornell Capital Partners, LP (“Cornell Capital”) under the terms of a convertible debenture that Mobilepro issued to Cornell Capital in connection with a financing of up to $7,000,000 gross proceeds as reported on Form 8-K filed September 6, 2006 and as amended twice, once to delay payment of the second tranche of $2,350,000 to February 1, 2007 as reported on Form 8-K filed September 21, 2006, and second to accelerate payment of 50% of the second tranche to November 15, 2006, as reported on Form 8-K filed October 24, 2006. Mobilepro has the right to pay principal and interest under the convertible debenture either in cash or in shares of Mobilepro’s common stock at the lower of $0.174 per share, or 93% of the two lowest daily volume weighted average prices of its common stock as quoted by Bloomberg, LP for the five trading days immediately following the scheduled payment date. Scheduled payments of $125,000 of principal are to be made weekly commencing January 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Jay O. Wright
Jay O. Wright
Chief Executive Officer
MOBILEPRO CORP.

Date: November 22, 2006